SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): May 25, 2001 (May 15, 2001)


                          Rare Medium Group, Inc.
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             (Exact Name of Registrant as Specified in Charter)


          Delaware              000-13865                   23-2368845
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      (State or Other       (Commission File No.)         (IRS Employer
      Jurisdiction of                                     Identification No.)
       Incorporation)


           565 Fifth Avenue, 29th Floor, New York, New York 10017
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        (Address of Principal Executive Offices, including Zip Code)


                               (212) 883-6940
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            (Registrant's telephone number, including area code)


                                    N/A
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       (Former Name or Former Address, if Changed Since Last Report)





ITEM 5.  Other Events

                  Rare Medium Group, Inc. is aware of a number of purported class action lawsuits that have been filed in Delaware Chancery Court challenging the proposed merger between Motient Corporation and Rare Medium Group. All of the complaints name Rare Medium Group, along with members of its board of directors, as defendants. Most of the complaints name Apollo Advisors, L.P. and certain of its affiliated entities as co-defendants and some of the complaints name Motient as a co-defendant. The complaints principally allege that the defendants purportedly breached duties owed to Rare Medium's stockholders in connection with entering into the merger agreement. Rare Medium plans to contest these lawsuits, as well as any other similar lawsuits that may be filed, vigorously.

                  Under the terms of a May 14, 2001 definitive merger agreement, Motient agreed to acquire 100 percent of Rare Medium Group using a combination of newly issued Motient stock, shares of XM Satellite Radio stock owned by Motient and certain other consideration. Completion of the merger remains subject to approval of both companies' stockholders, as well as satisfaction of other customary closing conditions contained in the definitive merger agreement, a copy of which has been filed by Rare Medium with the SEC as an exhibit to its Form 8-K on May 16, 2001.

                  The transaction was unanimously approved by the boards of directors of both companies, including a special committee of the board of directors of Rare Medium which was formed to review the transaction on behalf of Rare Medium's common stockholders.

                                 SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        RARE MEDIUM GROUP, INC.
                                        (Registrant)

         DATE:  May 25, 2001            By:  /s/ Robert C. Lewis
                                            --------------------------------
                                        Name: Robert C. Lewis
                                        Title: Senior Vice President and
                                               General Counsel